EXHIBIT 99.1

PRESS RELEASE

Monadnock Bancorp, Inc.	603.924.9654
1 Jaffrey Road	www.monadnockbank.com
Peterborough, NH 03458

FOR IMMEDIATE RELEASE

For Additional Information Contact:

Karl F. Betz, SVP, CFO & Treasurer (603) 924-9654

kbetz@monadnockbank.com

MONADNOCK BANCORP, INC. ANNOUNCES FILING OF FORM 15 TO

DEREGISTER ITS COMMON STOCK

Peterborough, NH, July 30, 2009. Monadnock Bancorp, Inc. (the “Company”), the holding company for Monadnock Community Bank, announced today that it has filed a Form 15 with the Securities and Exchange Commission to deregister its common stock.

The Company expects the deregistration to be effective within 90 days after the filing of the Form 15. The Company’s SEC filing obligations, which include the Form 10-K, Form 10-Q and Form 8-K, are suspended immediately as of the filing date of the Form 15.

Commenting on the announcement, William M. Pierce, President and Chief Executive Officer, said “Our decision to deregister was made after careful consideration of the advantages and disadvantages of being a public company and the increasing expense of compliance with the many SEC and Sarbanes-Oxley requirements. In making its decision, our board took into consideration the small number of Company stockholders and the relatively low level of trading in the Company’s common stock. This decision should result in a significant benefit to the Company’s shareholders by reducing expenses and permitting management to focus its energies on operating the bank.”

Monadnock Community Bank is a federally chartered savings bank that conducts its business from its main office in Peterborough, New Hampshire and a branch office in Winchendon, Massachusetts. The Company’s common stock is traded on the OTC Bulletin Board under the symbol “MNKB”.

This press release and other releases and reports issued by the Company may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.